Registration No. 33-92100
                                                              Rule 424(b)(3)

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 11, 1995

                     MLCC Mortgage Investors, Inc., Seller
                   Subordinate Mortgage Backed Certificates,
                       Series 1995-S1, Class A-1 and A-2

                       MERRILL LYNCH CREDIT CORPORATION
                           Certificate Administrator

       -----------------------------------------------------------------

         On August 15, 1995, Subordinate Mortgage Backed Certificates, Series 1995-S1, Class A-1 and A-2 (the "Class A Certificates") were issued in an approximate original aggregate principal amount of $50,117,687. The Class A Certificates represented beneficial interests of approximately 59.41% in the Trust Fund comprised of certain subordinate mortgage pass-through certificates issued pursuant to separate pooling and servicing agreements among Merrill Lynch Home Equity Acceptance, Inc., Merrill Lynch Mortgage Investors, Inc. or MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as servicer, and Bankers Trust Company of California, N.A., as trustee. This Prospectus Supplement to the above-referenced Prospectus supplements and updates certain of the information set forth in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

         The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on pages 74 and 75 of the Prospectus are hereby updated, in their entirety, as follows:

                                                          PRIMEFIRST(R) LOAN DELINQUENCY EXPERIENCE
                                                                   (Dollars in Thousands)

                                        December 31, 1999            December 31, 1998            December 31, 1997
                                    ------------------------    -------------------------    -------------------------
                                     Number of                    Number of                   Number of
                                    PrimeFirst     Principal     PrimeFirst     Principal     PrimeFirst     Principal
                                       Loans        Amount         Loans         Amount         Loans         Amount
                                    -----------    ---------     -----------    ---------    ------------   -----------
PrimeFirst Loans
  Outstanding...................         11,223     $4,526,896        11,263     $4,408,862        14,159     $5,302,950
                                         ------         ------        ------      ---------        ------     ----------
Delinquency Period
  30-59 Days....................            199       $ 76,666           184       $ 77,751           183       $ 66,254
  60-89 Days....................             38         15,834            26          9,815            26         18,544
  90 Days or More*..............             15          8,300            34         23,664            24         18,072
                                         ------         ------        ------      ---------        ------     ----------
     Total Delinquency..........            252       $100,800           244       $111,230           233       $102,870
                                         ======       ========        ======       ========        ======     ==========

Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................          2.25%          2.23%         2.17%          2.52%         1.65%          1.94%

Loans in Foreclosure............             36       $ 33,135            47       $ 43,681            39       $ 47,396

Loans in Foreclosure as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................          0.32%          0.73%         0.42%          0.99%         0.28%          0.89%
---------------------------------
         * Does not include loans subject to bankruptcy proceedings.

                                                                      PRIMEFIRST(R) LOAN LOSS EXPERIENCE
                                                                             (Dollars in Thousands)

                                                           Year Ended            Year Ended           Year Ended
                                                       December 31, 1999     December 31, 1998     December 31, 1997
                                                       -----------------     -----------------     -----------------
Average Principal Balance of PrimeFirst Loan
  Portfolio.......................................              $4,467,879            $4,855,906           $4,817,041
Average Number of PrimeFirst Loans Outstanding
  During the Period...............................                  11,243                12,711               12,607
                                                                ----------            ----------            ---------
Gross Charge-offs.................................              $    5,578            $    4,030            $   5,363
Recoveries........................................              $       16            $        2            $      99
                                                                ----------            ----------            ---------
Net Charge-offs...................................              $    5,562            $    4,028            $   5,264
                                                                ==========            ==========            =========
Net Charge-offs as a Percent of Average
  Principal Balance Outstanding...................                   0.12%                 0.08%                0.11%

         The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on page 78 of the Prospectus are hereby updated, in their entirety, as follows:

                                                  Revolving Credit Line Loan Delinquency Experience
                                                               (Dollars in Thousands)

                                                               As of December 31,
                                ==================================================================================
                                   1994          1995         1996          1997          1998           1999
                                ------------  -----------  ------------  -----------  -------------- -------------
Number of revolving credit
  line loans serviced........        15,598       25,056        28,368       31,395          30,571        31,517
Aggregate loan balance of
  revolving credit line
  loans serviced.............    $1,079,693   $1,293,483    $1,353,800   $1,387,217      $1,191,938    $1,202,594
Loan balance of revolving
  credit line loans 2 months
  delinquent.................       $ 5,358      $ 8,447       $ 8,292      $ 5,450        $  6,634      $  6,427
Loan balance of revolving
  credit line loans 3 months
  or more delinquent.........      $ 22,989     $ 33,763      $ 39,508     $ 44,104        $ 31,348      $ 22,863
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance
  of revolving credit line loans      2.63%        3.26%         3.53%        3.57%           3.19%         2.44%

                                                    Revolving Credit Line Loan Loss Experience
                                                             (Dollars in Thousands)

                                                               As of December 31,
                                ----------------------------------------------------------------------------------
                                   1994          1995         1996          1997          1998           1999
                                ------------  -----------  ------------  -----------  -------------  -------------
Number of revolving credit
  line loans serviced........        15,598       25,056        28,368       31,395         30,571         31,517
Aggregate loan balance of
  revolving credit line
  loans serviced.............    $1,079,693   $1,293,483    $1,353,800   $1,387,217    $ 1,191,938    $ 1,202,594
For the Period:
  Gross Charge-offs
   dollars...................       $ 1,118      $ 3,700       $ 1,860      $ 4,269       $  2,756       $  4,445
  Percentage(1)..............         0.10%        0.29%         0.14%        0.31%          0.23%          0.37%

-------------
       (1) As a percentage of aggregate balance of revolving credit line loans serviced.

         The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs -- Dime Revolving Credit Loans -- Delinquency and Loan Loss Experience" on page 81 of the Prospectus are hereby updated, in their entirety, as follows:

                                                        Dime Portfolio Delinquency Experience
                                                                 (Dollars in Thousands)

                                                                    As of December 31,
                                                ------------------------------------------------------------
                                                   1996            1997          1998             1999
                                                -----------     -----------  --------------  ---------------
Number of revolving credit line loans
    serviced.................................        3,356           2,758           2,043             1318
Aggregate loan balance of revolving credit
  line loans serviced........................   $  163,241       $ 128,391         $86,179       $   58,306
Loan balance of revolving credit line loans
  2 months delinquent........................   $ 1,039.34       $  808.73         $ 2,307       $ 1,855.08
Loan balance of revolving credit line loans
  3 months or more delinquent................   $ 3,145.08       $3,588.65         $ 2,918       $ 2,833.69
Total of 2 months or more delinquent as a
  percentage of aggregate loan balance of
  revolving credit line loans................        2.56%           3.42%           6.06%            8.04%

                                                               Dime Portfolio Loss Experience
                                                                   (Dollars in Thousands)

                                                                    As of December 31,
                                                ------------------------------------------------------------
                                                   1996            1997          1998             1999
                                                -----------     -----------  --------------  ---------------
As of end of Period:
    Number of revolving credit line loans
      serviced...............................        3,356           2,758           2,043            1.318
    Aggregate loan balance of revolving
      credit line loans serviced.............     $163,241        $128,391         $86,179          $58,306
For the Period:
    Gross charge-offs dollars................        $ 327           $ 130          $  174          $   324
    Percentage(1)............................        0.20%           0.10%           0.20%            0.56%

--------------
     (1)  As a percentage of aggregate balance of Mortgage Loans serviced.

         The information contained in the tables entitled "Statistics Date Group 1 Loan Principal Balances", "Range of Prime Index Based Group 1 Margins" and "Range of Six-Month LIBOR Based Group 1 Margins", "Statistics Data Fixed Rate Loan Principal Balances" and "Statistics Date Group 2 Loan Principal Balances" under the heading "The Mortgage Pools" on pages 58, 59, 62 and 64 respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1999, the Mortgage Loan Balances and margins of the Mortgage Loans:

                                                    Group 1 Loan Principal Balances as of December 31, 1999

                                            Number of                                        % of Group 1 Loans by
Range of Principal Balances               Group 1 Loans            Principal Balance           Principal Balance
---------------------------               -------------            -----------------         ---------------------
$0-49,999.99                                        37              $    865,306.09                   0.16%
$50,000-54,999.99                                   12                   618,120.66                   0.11%
$55,000-59,999.99                                    2                   119,952.81                   0.02%
$60,000-74,999.99                                   16                 1,072,744.03                   0.19%
$75,000-99,999.99                                   77                 7,018,387.55                   1.27%
$100,000-149,999.99                                156                19,479,532.81                   3.51%
$150,000-199,999.99                                161                28,656,227.34                   5.17%
$200,000-249,999.99                                132                29,058,655.73                   5.24%
$250,000-299,999.99                                126                34,960,264.82                   6.31%
$300,000-349,999.99                                 88                28,394,150.92                   5.12%
$350,000-399,999.99                                 65                24,301,121.64                   4.38%
$400,000-449,999.99                                 32                13,534,963.64                   2.44%
$450,000-499,999.99                                 31                14,684,637.53                   2.65%
$500,000-549,999.99                                 29                15,096,349.71                   2.72%
$550,000-599,999.99                                 19                11,048,242.58                   1.99%
$600,000-649,999.99                                 24                14,818,169.01                   2.67%
$650,000-699,999.99                                 22                14,971,043.35                   2.70%
$700,000-749,999.99                                 27                19,651,856.83                   3.55%
$750,000-799,999.99                                 15                11,675,922.92                   2.11%
$800,000-849,999.99                                 14                11,492,203.36                   2.07%
$850,000-899,999.99                                 20                17,546,212.21                   3.17%
$900,000-949,999.99                                 12                10,999,002.72                   1.98%
$950,000-999,999.99                                 20                19,765,137.75                   3.57%
$1,000,000-1,099,999.99                             31                31,713,301.96                   5.72%
$1,100,000-1,199,999.99                             21                24,116,121.47                   4.35%
$1,200,000-1,299,999.99                             14                17,704,611.72                   3.19%
$1,300,000-1,399,999.99                              6                 8,233,668.24                   1.49%
$1,400,000-1,499,999.99                              3                 4,337,191.15                   0.78%
$1,500,000-1,599,999.99                              5                 7,763,389.48                   1.40%
$1,600,000-1,699,999.99                              6                 9,889,256.72                   1.78%
$1,700,000-1,799,999.99                              8                14,087,037.77                   2.54%
$1,800,000-1,899,999.99                              3                 5,574,853.28                   1.01%
$1,900,000-1,999,999.99                              4                 7,985,468.99                   1.44%
$2,000,000-2,099,999.99                              8                16,279,495.29                   2.94%
$2,100,000-2,199,999.99                              2                 4,381,140.58                   0.79%
$2,200,000-2,299,999.99                              4                 9,068,152.23                   1.64%
$2,400,000-2,499,999.99                              4                 9,811,486.23                   1.77%
$2,500,000-2,599,999.99                              2                 5,099,999.74                   0.92%
$2,600,000-2,699,999.99                              2                 5,200,000.00                   0.94%
$2,900,000-2,999,999.99                              4                11,922,495.68                   2.15%
3,000,000 or Higher                                  3                11,329,842.05                   2.04%
                                          -------------            -----------------         ---------------------
TOTALS                                           1,267              $554,325,718.59                 100.00%
                                          =============            =================         =====================


                                        Range of Prime Index Based Group 1 Margins
                                                  as of December 31, 1999
                                                                                       % of
                               Number of                                         Prime Index Based
                           Prime Index Based                                      Group 1 Loans by
 Margin                      Group 1 Loans             Principal Balance         Principal Balance
--------------------  ----------------------------    --------------------   ---------------------------
-0.500%                              3                $   1,178,347.25                    1.05%
-0.375%                              1                      262,000.00                    0.23%
-0.250%                             19                   26,495,060.72                   23.50%
-0.125%                             16                   10,983,741.49                    9.74%
 0.000%                             96                   35,738,251.74                   31.70%
 0.125%                              4                    2,027,836.72                    1.80%
 0.250%                             80                   15,878,313.04                   14.08%
 0.375%                              3                      783,735.30                    0.70%
 0.500%                            139                   17,290,399.76                   15.34%
 0.625%                              3                      391,185.85                    0.35%
 0.750%                              9                    1,000,177.94                    0.89%
 0.875%                              1                      102,910.13                    0.09%
 1.000%                              5                      602,997.23                    0.53%
                      ----------------------------    --------------------   ---------------------------
  TOTALS                           379                $ 112,734,957.17                  100.00%
                      ============================    ====================   ===========================

                                          Range of Six-Month LIBOR Based Group 1 Margins
                                                     as of December 31, 1999

                                Number of                                      % of Six-Month LIBOR Based
                          Six-Month LIBOR Based                                Group 1 Loans by Principal
  Margin                      Group 1 Loans             Principal Balance               Balance
---------------------  -----------------------------   --------------------   -----------------------------
  0.875%                              2                $      1,479,583.64                 0.25%
  1.000%                              5                       4,664,335.24                 0.78%
  1.125%                              3                       1,965,689.89                 0.33%
  1.250%                             10                       4,857,796.42                 0.81%
  1.500%                            141                     192,798,789.25                32.34%
  1.625%                            139                      96,166,621.10                16.13%
  1.750%                            310                     145,216,705.29                24.36%
  1.875%                             68                      36,195,759.19                 6.07%
  2.000%                            221                      58,904,590.19                 9.88%
  2.125%                             40                       9,849,771.46                 1.65%
  2.250%                            210                      31,610,517.66                 5.30%
  2.375%                             35                       5,331,477.28                 0.89%
  2.500%                             42                       6,242,563.68                 1.05%
  2.625%                              4                         423,333.87                 0.07%
  2.750%                              4                         529,019.20                 0.09%
                       -----------------------------   --------------------   -----------------------------
TOTALS                            1,234                $    596,236,553.36               100.00%
                       =============================   ====================   =============================

                                                 Group 2 Loan Principal Balances as of December 31, 1999

                                                                                               % of Group 2
                                                Number of              Principal                 Loans by
       Range of Principal Balances            Group 2 Loans             Balance              Principal Balance
-----------------------------------------    ----------------    ---------------------    -----------------------
$   4,999.99 or Lower....................          853              $  1,934,977.27                2.15%
$   5,000.00 -         9,999.99..........          377                 2,661,801.08                2.96%
$  10,000.00 -        14,999.99..........          217                 2,635,752.28                2.93%
$  15,000.00 -        19,999.99..........          155                 2,714,279.43                3.02%
$  20,000.00 -        24,999.99..........          145                 3,260,035.90                3.63%
$  25,000.00 -        29,999.99..........          117                 3,204,004.52                3.56%
$  30,000.00 -        34,999.99..........           71                 2,307,676.57                2.57%
$  35,000.00 -        39,999.99..........           65                 2,447,600.75                2.72%
$  40,000.00 -        44,999.99..........           54                 2,317,789.78                2.58%
$  45,000.00 -        49,999.99..........           57                 2,734,514.02                3.04%
$  50,000.00 -        54,999.99..........           39                 2,037,798.40                2.27%
$  55,000.00 -        59,999.99..........           51                 2,934,942.69                3.27%
$  60,000.00 -        64,999.99..........           30                 1,873,984.07                2.08%
$  65,000.00 -        69,999.99..........           20                 1,345,945.86                1.50%
$  70,000.00 -        74,999.99..........           26                 1,870,902.72                2.08%
$  75,000.00 -        99,999.99..........           92                 8,049,477.25                8.95%
$ 100,000.00 -       149,999.99..........           78                 9,463,280.05               10.53%
$ 150,000.00 -       199,999.99..........           34                 5,839,007.46                6.50%
$ 200,000.00 -       249,999.99..........           24                 5,275,122.27                5.87%
$ 250,000.00 -       299,999.99..........           14                 3,881,825.44                4.32%
$ 300,000.00 -       349,999.99..........            8                 2,602,349.26                2.90%
$ 350,000.00 -       399,999.99..........            5                 1,887,650.40                2.10%
$ 400,000.00 -       449,999.99..........            5                 2,062,617.92                2.29%
$ 450,000.00 -       499,999.99..........            1                   476,913.31                0.53%
$ 500,000.00 -       549,999.99..........            2                 1,001,274.25                1.11%
$ 550,000.00 -       599,999.99..........            1                   596,683.17                0.66%
$ 600,000.00 -       649,999.99..........            2                 1,264,481.46                1.41%
$ 650,000.00 -       699,999.99..........            1                   682,445.58                0.76%
$ 750,000.00 -       799,999.99..........            1                   758,024.00                0.84%
$1,000,000.00 -    1,099,999.99..........            1                 1,013,837.74                1.13%
$1,200,000.00 -    1,299,999.99..........            1                 1,200,519.67                1.34%
$2,200,000.00 -    2,299,999.99..........            1                 2,292,215.80                2.55%
$2,400,000.00 -    2,499,999.99..........            1                 2,499,168.90                2.78%
$2,700,000.00 -    2,799,999.99..........            1                 2,760,706.10                3.07%
                                             ----------------    ---------------------    -----------------------
                      TOTALS                     2,550              $ 89,889,605.37              100.00%
                                             ================    =====================    =======================

         Additionally, the information contained in the tables entitled "Group 1 Certificate Characteristics" and "Group 2 Certificate Characteristics" under the heading "Description of the Pooled Certificates-General" on pages 35 and 39, respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1999, the Certificate Characteristics:

                                  Subordinate 1995 S1
                       Group 1 Certificate Characteristics as of
                                  December , 31, 1999

                                                                             Original
                               Pooling         Type                           Senior
                  Month          and            of         Original          Mortgage
                   of         Servicing      Mortgage     Principal        Certificates
Series           Issuance     Agreement        Loan       Balance(1)        Balance(2)
--------------------------------------------------------------------------------------------
MLMI 1993F         9/93          (5)           (6)      $  210,704,370   $  202,758,500

MLMI 1993I        11/93          (5)           (6)         156,171,951      152,032,000

MLMI 1994A         1/94          (5)           (6)         284,637,957      276,098,000

MLMI 1994F         3/94          (5)           (6)         288,806,078      280,140,000

MLMI 1994H         5/94          (5)           (6)         214,155,739      207,195,000

MLCCMI 1994A       7/94          (5)           (6)         393,157,420      378,795,000

MLCCMI 1994B      12/94          (5)           (6)         306,606,666      296,641,000

Totals . . . . .                                        $1,854,240,181   $1,793,659,500
                                                        ====================================

table continued

                                                                                  Original
                                                                                   Pooled
                                                                                 CertificateS
                                   Current          Current                         Balance
                   Original       Adjustable         Senior         Current     as of % of the
                    Pooled           Loan           Mortgage        Pooled         Original
                 Certificates      Principal      Certificates    Certificates    Principal
Series              Balance      Balance(1)(3)     Balance(2(3)    Balance(3)     Balance(1)
-------------------------------------------------------------------------------------------------
MLMI 1993F       $ 7,945,870     $ 43,430,731      $ 35,484,861   $ 7,945,870       3.77%

MLMI 1993I         4,139,951       43,412,485        39,272,534     4,139,951       2.65%

MLMI 1994A         8,539,957       79,438,614        70,898,657     8,539,957       3.00%

MLMI 1994F         8,666,078      100,438,770        91,772,692     8,666,078       3.00%

MLMI 1994H         6,960,739       79,604,969        72,709,448     6,960,739       3.25%

MLCCMI 1994A      14,362,420      112,568,329        98,205,909    14,362,420       3.65%

MLCCMI 1994B       9,965,666       95,158,235        85,192,569     9,965,666       3.25%

Totals . . . .   $60,580,680     $554,052,133      $493,536,670   $60,580,680       3.27%(7)
                 ================================================================================



 Current           Current
 Pooled             Pooled                                            Mortgage         CPR
CertificateS     Certificates         30-59          60+ Day          Loans in       for the
 Balance           Balance        Delinquncies    Delinquencies     Foreclosure     Mortgage
 as a % of      as a % of the        as a %           as a %           as a %        Loans
 Principal        Respective      of Principal     of Principal      Principal       in the
Balance(1)(3)     Total (3)       Balance(1)(3)   Balance (1)(3)   Balance (1)(3)   Series(4)
-------------   -------------     -------------  ---------------   --------------   ---------
   18.30%          13.12%            3.26%            0.00%             0.00%         22.10%

    9.54%           6.83%            6.67%            0.00%             2.76%         18.70%

   10.75%          14.10%            1.81%            1.87%             0.40%         19.20%

    8.63%          14.31%            0.37%            0.00%             0.00%         16.60%

    8.74%          11.49%            1.92%            0.19%             1.92%         16.00%

   12.76%          23.71%            2.30%            0.00%             0.27%         20.30%

   10.47%          16.45%            3.76%            1.37%             5.36%         20.60%
-------------   -------------     -------------  ---------------   --------------   ---------
   10.93%(7)      100.00%            2.49%(7)         0.53% (7)         1.52%(7)       N/A
=============   =============     =============  ===============   ==============   =========


(1) Includes only the Group 1 Loans (i.e., does not include any Fixed Rate
Loans).

(2) Includes only those Senior Mortgage Certificates that are principally supported by the Group 1 Loans with the exception of MLCCMI 1994A which includes Group 1 and Group 2 Loans (except for MLCCMI 1994-A which includes Group 1 Loans and Group 2 Loans).

(3) As of December 31, 1999 (after the January 18, 2000 distribution).

(4) The CPR is the constant rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month, for the period from the Underlying Cut-off date for the Series to December 31, 1999.

(5) Merrill Lynch Mortgage Investors, Inc. (in the case of Series 1994A(7/94) and Series 1994B, MLCC Mortgage Investors, Inc.) as depositor, MLCC, as Servicer, and Bankers Trust Company of California, N.A., as Underlying Trustee.

(6) The Mortgage Loans in all Loan groups that principally support the Pooled Certificates are adjustable rate PrimeFirst loans. See "The Mortgage Pools - Group 1 Loans."

(7) Weighted average of the percentages in the column above such number.

                              Subordinate 1995 S1
                      Group 2 Certificate Characteristics

                   Parties
                      to                                          Original                                  Current
                   Pooling     Type                                Senior       Original                    Senior       Current
          Month      and        of     Distribution  Original     Mortgage       Pooled      Current      Mortgage       Pooled
           Of     Servicing  Mortgage    of Lien      Pool      CertificateS  CertificateS    Pool      CertificatrS  CertificateS
Series  Issuance  Agreement    Loan      Priorty     Balance       Balance       Balance    Balance(1)   Balance(1)     Balance(1)
-----------------------------------------------------------------------------------------------------------------------------------
1995-1   3/95       (3)       (4)(5)      (6)      339,185,873   31,554,000     7,631,872   38,699,403   30,640,561     7,631,872
-----------------------------------------------------------------------------------------------------------------------------------

Totals                                            $339,185,872 $331,554,000    $7,631,872  $38,699,403  $30,640,561    $7,631,872
                                                  =================================================================================


  Original                      Current
  Pooled          Current        Pooled
 Certificates     Pooled      Certificates                                    Mortgage       CPR
  Balance       Certificates   Balance as       30-59 Day    60+ Day          Loans in      for the
  as a % of       Balance        a % of      Delinquencies Delinquencies    Foreclosure    Mortgage
  Original       as a % of        the           as a %        as a %           as a %        Loans
   Pool             Pool       Respective       of Pool       of Pool         of Pool       in the
  Balance        Balance(1)    Total (1)       Balance(1)    Balance(1)      Balance(1)    Series(2)
----- ------------------------------------------------------------------------------------------------
   2.25%         19.72%         100.00%         10.25%        2.13%         4.31%            36.3%
------------------------------------------------------------------------------------------------------
   2.25%(7)      19.72%(7)      100.00%         10.25%(7)     2.13%(7)      4.31%(7)          N/A
======================================================================================================

(1) As of December 31, 1999 (after the January 18, 2000 distribution).

(2) The CPR is the constant rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month, for the period from the Underlying Cut-off Date for the Series to December 31, 1999.

(3) Merrill Lynch Home Equity Acceptance, Inc. (in the case of Series 1994-1) and MLCC Mortgage Investors, Inc. (in the case of Series 1994-2 and
Series 1995-1), as depositor, MLCC, as Servicer, and Bankers Trust Company of California, N.A., as Underlying Trustee.

(4) MLCC Revolving Credit Loans. See "MLCC and Its Mortgage Programs-Equity Access Program".

(5) Includes Dime Revolving Credit Loans. See "MLCC and Its Mortgage Programs-Dime Revolving Credit Loans." Substantially all of the Mortgaged Properties securing the Dime Revolving Credit Loans are located in New York.

(6) 54.25 % first liens and 45.75 % second, third and fourth liens, based on the 509 MLCC Revolving Credit Loans as of the Statistics Date.

(7) Weighted average of the percentages in the column above each number.

                         -----------------------------

           The date of this Prospectus Supplement is March 31, 2000